                                                                     Exhibit 3.4

                                    BY-LAWS

                                       OF

                            PANTHER TRANSPORT, INC.

                                   ARTICLE I

                                  SHAREHOLDERS
                                  ------------

       Section 1.    ANNUAL MEETING:  The annual meeting of the shareholders of
       ------------
the Corporation shall be held at the registered office of the Corporation, or elsewhere as called by the President, on March 15 of each year at 9:00 o'clock A.M., if not a legal holiday, but if a legal holiday, then on the next secular day following. No notice to the shareholders of the annual meeting shall be required.

       Section 2.    SPECIAL MEETINGS.  (a)  Special meetings of the
       ------------
shareholders may be held at any time and at any place, either upon a call of the President, or the Secretary, or an order of the Board of Directors, or upon a written request of the shareholders owning one-tenth (1/10) or more of the outstanding voting shares.

       (b) Notice of such special meetings shall be written or printed, stating the time and place, the object thereof, and shall be prepared and delivered, either personally or mailed, by regular mail, to the last know post office address of each shareholder entitled to vote at said meeting, not less than ten
(10) nor more than fifty (50) days before any such meeting.

       (c) Notice of any special meeting may be waived by any shareholder.

       Section 3.    VOTING:  Only shareholders of record, as of the close of
       ------------
business on the sixth (6th) day preceding any meeting, shall be entitled to vote at the regular and special meetings of the shareholders. Each shareholder shall be entitled to one (1) vote for each share held in his name.

       Section 4.    QUORUM:  A quorum at any meeting of the shareholders shall
       ------------
consist of a majority of the shares then outstanding. Shares at any meeting may be represented in person or by proxy. If the holders of the amount of shares necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed for any meeting, the majority of shares present, in person or by proxy, may adjourn from time to time without notice other than by announcement at the meeting, until the holders of the required amount of shares necessary to constitute a quorum shall attend. At any such meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. The majority of shares present, a quorum being present, shall decide any question that may come before such meeting.

       Section 5.    PROXY:  Any shareholder entitled to vote may be represented
       ------------
at any regular or special meeting of the shareholders by a duly executed proxy. The proxy shall be in writing and properly signed, but shall require no other attestation. Proxies shall be effective for no longer than one year from the date of execution unless specifically authorized by the Board of Directors.

       Section 6.    ELECTION OF DIRECTORS:  At each annual meeting of the
       ------------
shareholders of the Corporation, two or more directors, as otherwise provided in these By-Laws, shall be elected who shall serve for one year and until the election and qualification of their duly qualified successors. Each shareholder entitled to vote at the election of directors shall have the right to vote, in person or in proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, or to cumulate his votes, by giving one candidate as many votes as the number of such directors, multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates. The candidates to the number to be elected receiving the largest sum of votes shall be declared elected. At the request of any shareholder, voting for directors shall be by ballot. If, for any reason, directors are not elected at the regular meeting of the shareholders, a special meeting shall be called for that purpose, within thirty (30) days thereafter, at which meeting directors shall be elected in all respects as at the annual meeting.

       Section 7.    PROCEDURE AND ORDER OF BUSINESS.  Robert's Rules of Order,
       ------------
as revised from time to time, shall govern all matters of procedure at all meetings of the shareholders. The order of business at the annual meeting, and insofar as is practicable, at all other meetings of the shareholders, shall be as follows:

       1.   Call the roll.
       2.   Proof of due notice of meeting, if required.
       3.   Reading and disposal of any unapproved minutes.
       4.   Reports of officers and committees.
       5.   Election of directors.
       6.   Unfinished business.
       7.   New business.
       8.   Adjournment.

       Section 8.    VOTING OF SHARES BY CERTAIN HOLDERS:  Shares standing in
       ------------
the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no

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

trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the Court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledges shall be entitled to vote the shares so transferred.

     Neither treasury shares not shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Section 9.    INFORMAL ACTION BY SHAREHOLDERS:  Any action required to be
     ------------
taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 10.    MEETINGS OF ALL SHAREHOLDERS:  If all of the shareholders
     -------------
shall meet at any time and place, either within or without the State of Iowa, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

                                   ARTICLE II

                                   DIRECTORS

     Section 1.    NUMBER AND AUTHORITY:  The business and property of the
     ------------
Corporation shall be managed by a Board of Directors of not less than two (2) members elected by the voting shareholders of the Corporation. Each Director shall hold office until the next annual meeting of the shareholders and until a successor shall have been duly elected and qualified. The Board of Directors shall have entire charge of the property, interest, business and transactions of the Corporation, with full power and authority to manage and conduct the same.

     Section 2.    REGULAR MEETINGS:  The annual organizational meeting shall
     ------------
immediately follow the annual meeting of the shareholders at the registered office of the Corporation. No notice shall be required for any annual organizational meeting.

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

     Section 3.    SPECIAL MEETINGS:  (a)  Special meetings of the Board of
     ------------
Directors may be held at any time and at any place upon a call of any member of the Board; or may be held without call, by written consent of all of the members; or by the presence of all of the members at said meeting.

     (b) Notice of special meetings of the Board of Directors shall be mailed, by regular mail, to each member of the Board at his last known post office address, or delivered to him personally not less than two (2) days before such meeting. Notice of special meetings shall state the time, place and objects thereof.

     (c) Notice of any special meeting may be waived by any director.

     Section 4.    QUORUM:  The quorum at any meeting of the Board of Directors
     ------------
shall consist of a majority of the members of the Board. A majority of the Directors present, a quorum being present, shall decide any question that may come before the meeting. If at any regular meeting or special meeting of the Board of Directors there be less than a quorum, the majority of those present may adjourn from time to time without notice other than by announcement at the meeting, until the number of Directors necessary to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 5.    VACANCIES:  Any vacancy occurring in the Board of Directors
     ------------
shall be filled for the unexpired term by a majority vote of the remaining Directors. In the event of the membership of the Board of Directors falling below the number necessary for a quorum, a special meeting of the shareholders may be called and such number of Directors shall be elected thereat as may be necessary to restore the membership of the Board to its full number. In the event that the number of Directors be increased or decreased by amendment to these By-Laws, the Board of Directors shall fill such directorship or directorships until the next annual meeting of the shareholders.

     Section 6.    ELECTION OF OFFICERS:  At the annual organizational meeting
     ------------
of the Board of Directors, a President, a Vice President, a Secretary and a Treasurer shall be elected to serve for the ensuing year and until the election and qualification of their respective successors. Upon the request of any Director, the election shall be by ballot and the majority of the votes cast shall be necessary to elect. The Board of Directors may also appoint such other officers and agents necessary for the convenient transaction of the business of the Corporation. The Directors shall fix the compensation of the officers. Any vacancy in an office may be filled for the unexpired term by the Board of Directors. The Board shall have any right to remove any officer by vote of two-thirds of the entire membership of the Board.

     Section 7.    COMPENSATION OF DIRECTORS:  By resolution of the Board of
     ------------
Directors, the Directors may pay their expenses, if any, of attendance of each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board

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

of Directors, or a salary as directed. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 8.    PROCEDURE AND ORDER OF BUSINESS:  Robert's Rules of Order, as
     ------------
revised from time to time, shall govern all matters of procedure at all meetings of the Board of Directors, except as may be otherwise provided in these By-Laws. The order of business at the annual meeting, and, insofar as is practicable, at all other meetings of the Board of Directors, shall be as follows:

     1.   Call the roll.
     2.   Proof of due notice of meeting, if required.
     3.   Reading and disposal of any unapproved minutes.
     4.   Reports of officers and committees.
     5.   Election of officers.
     6.   Unfinished business.
     7.   New business.
     8.   Adjournment.

     Section 9.    INFORMAL ACTION BY DIRECTORS:  Any action required to be
     ------------
taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

     Section 10.    PRESUMPTION OF ASSENT:  A Director of the Corporation who is
     -------------
present at a meeting of the Board of Directors or a Committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a Directors who voted in favor of such action.

                                  ARTICLE III

                                    OFFICERS
                                    --------

     Section 1.    OFFICERS:  The officers of the Corporation shall be a
     ------------
President, a Vice President, a Secretary and a Treasurer, and such assistant officers as the Board of Directors may determine. They shall hold offices for the term of one year and until their respective successors are duly elected and qualified. One person may hold two or more offices at the same time.

     Section 2.    DUTIES OF THE PRESIDENT:  The President shall be the chief
     ------------
executive officer of the Corporation. He shall preside at all meetings of the shareholders of

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

the Corporation and at all meetings of the Board of Directors; shall have general supervision and management of the affairs of the Corporation; shall sign or countersign, as may be necessary, all such bills, notes, checks, and contracts and other instruments as may pertain to the ordinary course of the Corporation's business and sign, when duly authorized thereto, all contracts, bonds, deeds, liens, licenses, leases and other such instruments of a special nature. He may also endorse checks, drafts and other negotiable instruments for deposit and collection.

     Section 3.    DUTIES OF THE VICE PRESIDENT:  The Vice President, in the
     ------------
absence, disability, or refusal of the President to act, shall have all of the powers and perform all of the duties of that officer.

     Section 4.    DUTIES OF THE SECRETARY:  The Secretary shall keep full
     ------------
minutes of all meetings of the shareholders and the Board of Directors, shall read such minutes at the proper subsequent meeting, shall issue all calls for meetings and notify all officers and Directors of their election.

     He shall keep the share certificates, checks and other usual Corporation books and shall prepare, record, transfer, issue and cancel certificates of shares as required by the transactions of the Corporation and its shareholders. He shall also sign all contracts, deeds, licenses and other instruments when so ordered.

     He shall make such reports to the Board of Directors as they may require and shall perform all other duties as are incident to his office or as are properly required of him by the Board of Directors.

     Section 5.    DUTIES OF THE TREASURER:  The Treasurer shall have custody
     ------------
of and be responsible for all monies and securities of the Corporation. He shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities, and financial condition, and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers. He shall deposit the monies of the Corporation as the same may come into his hands in such depository or depositories as may be designated by the Board of Directors. Such deposits shall be made in the name of the Corporation and may be withdrawn therefrom only by such checks signed by officers or employees of the Corporation as may be designated by the Board of Directors. His books and accounts shall be open at all times during the business hours to the inspection of any Directors of the Corporation.

     The Treasurer shall also endorse, for collection or deposit, all bills, checks and all negotiable instruments of the Corporation and shall pay out money as may be necessary in the transactions of the Corporation, either by specific or general direction of the Board of Directors or the President, and shall generally have supervision of the finances of the Corporation.

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

     He shall also make a full report of the financial condition of the Corporation at the annual meeting of the shareholders and shall also make such other reports and statements and perform such other duties as may be properly required of him by the Board of Directors.

     Section 6.    SALARIES:  The salaries of the officers shall be fixed from
     ------------
time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE IV

                                     SHARES
                                     ------

     Section 1.    CERTIFICATES OF SHARES:  Each shareholder of the Corporation
     ------------
whose share has been paid in full shall be entitled to a certificate or certificates showing the amount of the shares of the Corporation outstanding on the books in his name. Each certificate shall be numbered, bearing the signature of the President or Vice President and the Secretary or Treasurer and be issued in numerical order from the share certificate book. A full record of each certificate share, as issued, must be entered on the corresponding stub of the share certificate book.

     Section 2.    ISSUANCE OF SHARES:  Shares shall be issued as directed by
     ------------
the Board of Directors.

     Section 3.    TRANSFERS OF SHARES:  Transfers of shares shall be made upon
     ------------
the proper book of the Corporation and must be accompanied by the surrender of the duly endorsed certificate or certificates representing the transferred shares. Surrendered certificates shall be canceled and attached to the corresponding stubs in the certificate books and new certificates issued to the parties entitled thereto.

     Section 4.    LOST CERTIFICATES:  The Board of Directors may order a new
     ------------
certificate or certificates to be issued in place of any certificate or certificates of the Corporation alleged to be lost or destroyed. However, in every such case the owner of the lost certificate or certificates shall first cause to be given to the Corporation a bond, in such sum, not less than the par value of such lost or destroyed certificate or certificates as the Board may direct, as indemnity against any loss or claim the Corporation may incur by reason of issuance of such certificates. However, the Board of Directors may, in their discretion, refuse to replace any lost certificates except upon the order of some Court having jurisdiction of such matter.

     Section 5.    DEATH OF A SHAREHOLDER:  Upon the death of a shareholder, the
     ------------
successor in interest of the deceased shareholder shall offer the shares to the Corporation in accordance with Section 6 of this Article, except that if a shareholder dies, the stock may be owned by or held for the benefit of the deceased shareholder's surviving spouse, or held for the benefit for the deceased shareholder's minor child or children. Upon the death of such a surviving spouse or the attainment of majority by such minor child, the shares shall be offered to the Corporation in accordance with Section 6 of this Article.

     Section 6.    RESTRICTIONS ON THE SALE OF STOCK:  Except as provided in
     ------------
Section 5 of this Article, no share of stock may be sold, transferred or assigned to any person, firm, corporation or entity without complying with this Section. The shares must first be offered for sale to the Corporation, which shall have forty-five (45) days from the receipt of such offer to accept all or any part of said offer. Unless accepted or rejected sooner, the offer to sell shall be considered rejected by the Corporation at the expiration of the said forty-five (45) days. The price at which said shares shall be offered and at which the Corporation shall have the right to purchase the shares shall be the price agreed upon by three-fourths (3/4) of the Board of Directors, but in no event, less than the book value as of the end of the fiscal year immediately preceding the offer. Book value shall be determined in accordance with usual and customary accounting practices, and shall not include any value for good will. The Corporation shall have the right to defer payment for up to one-half of the shares it elects to buy for twelve (12) months from the date of accepting the offer, but shall pay six (6) percent interest on the amount so deferred, and shall pay for the balance of the accepted stock within sixty (60) days of accepting the offer. When the Corporation tenders at least one-half of the purchase price, the shares shall be surrendered to the Corporation. The offer to sell shall be made by certified mail, and shall not be deemed made until received by the Corporation, or the Corporation may in writing acknowledge receipt of the offer. If the Corporation rejects the offer, the shares shall then be offered to the other shareholders on the same terms and conditions as offered to the Corporation. If more than one shareholder accepts the offer so that acceptances to buy exceed the total shares being offered, each acceptor shall have the rights to buy that proportion of the offered shares as his holdings at the time of acceptance by all those shareholders accepting all or part of the offer. Those shares not accepted by the Corporation, or other shareholders, may be held by or sold to anyone, except that any succeeding shareholder shall then be subject to these restrictions on sale.

     Section 7.    STOCK REGULATIONS:  The Board of Directors shall have the
     ------------
power and authority to make all such further rules and regulations not inconsistent with the Statutes of Iowa as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation, and a minute of any such rules and regulations shall be endorsed or printed upon each such certificate.

     Section 8.    STOCK LIEN:  The Corporation shall have a lien on the stock
     ------------
held by any shareholder for any and all sums owed the Corporation by the shareholder, and no stock shall be transferred on the books of the Corporation until any such debts shall be paid the Corporation without the written consent of three-fourths (3/4) of the Board of Directors.

                                   ARTICLE V

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

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Section 1.    EXECUTION OF INSTRUMENTS:  All deeds, mortgages, leases, and
     ------------
all other instruments affecting real estate executed by this Corporation shall be executed in the name of the Corporation by either the President or Vice President and the Secretary or Treasurer. Conditional bills of sale or security agreements, satisfaction of mortgage, judgments or other liens may be executed or made by any officers of the Corporation.

     Section 2.    DIVIDENDS:  Dividends shall be declared only from the surplus
     ------------
of the Corporation at such times as the Board of Directors shall order and no dividends shall be declared that shall impair the capital of the Corporation.

     Section 3.    EXECUTIVE COMMITTEE:  The Board of Directors may, by
     ------------
resolution, designate two or more of its members as an executive committee, which committee shall have and may exercise all or so much thereof as may be provided by said resolution, of the authority of the Board of Directors in the management of the Corporation.

     Section 4.    AMENDMENT:  The Board of Directors shall have power to amend,
     ------------
alter or repeal, in whole or in part, these By-Laws at any regular meeting of the Directors or at any special meeting when such action has been announced in the call and notice for such meeting.

     Section 5.    CORPORATE SEAL:  The Board of Directors may, by resolution,
     ------------
adopt a corporate seal and alter the same from time to time in their discretion.

     Section 6.    TRANSFER RESTRICTIONS:  No shareholder shall transfer any
     ------------
shares of the corporation except as may be provided in any buy and sell agreement among the shareholders or as all of the shareholders may otherwise agree.

                                   ARTICLE VI

                                INDEMNIFICATION
                                ---------------

     Section 1.    INDEMNITY:  The Corporation shall indemnify and advance
     ------------
expenses to any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (a) is or was a director or officer of the Corporation, or (b) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, to the maximum extent it is empowered to indemnify and advance expenses to a directors by Part E of Division VIII of the Iowa Business Corporation Act as the same exists or may hereafter be amended or changed (but, in the case of any such amendment or change, only to the extent that such amendment or change empowers the Corporation to provide broader indemnification than said law empowered the Corporation to provide prior to such amendment or change), against reasonable expenses (including attorneys'
fees), judgments, fines, penalties, including an excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof; provided, however, that entitlement to such indemnification shall be conditional upon the Corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto, and with respect to any settlement or other nonadjudicated disposition of any threatened or pending claim, action, suit or proceeding, entitlement to indemnification shall be further conditional upon the prior approval by the Corporation of the proposed settlement or nonadjudicated disposition. Such approval shall be made (a) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the claim, action, suit or proceeding, or (b) by special legal counsel selected by the board of directors by majority vote, of a quorum consisting of directors not at the time parties to the claim, action or proceeding, or if the requisite quorum of the full board cannot be obtained therefor, by a majority vote of the full board, in which selection of counsel directors who are parties may participate. Approval or disapproval by the Corporation of any proposed settlement or other nonadjudicated disposition shall not subject the Corporation to any liability to or required indemnification or reimbursement of any party whom the Corporation would not otherwise have been required to indemnify or reimburse. The right to indemnification conferred in this Article shall include the right to payment or reimbursement by the Corporation of reasonable expenses incurred in connection with any such claim, action, suit or proceeding in advance of its final disposition; provided, however, that the payment or reimbursement of such expense in advance of the final disposition of such claim, action suit or proceeding shall be made only upon (a) delivery to the Corporation of a written undertaking, by or on behalf of the person claiming indemnification under this Article to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article or otherwise, or (b) delivery to the Corporation of a written affirmation of such person's good faith belief that such person has met the applicable standard of conduct necessary to require indemnification by the Corporation pursuant to this Article or otherwise, or (c) a determination that the facts then known to those making the determination would not preclude indemnification under this Article.

     I certify that the foregoing Bylaws of Panther Transport, Inc., were duly adopted by the Board of Directors on December 21, 1992.



                                    /s/ Mary H. Bertch
                                    -------------------------------------------
                                    Mary H. Bertch, Secretary

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